Exhibit 10.22

FOURTH AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

This Amendment No. 4 (this “Amendment No. 4”) to the Note (as defined below), dated as of May 8, 2023, is made between Dragon Dynamics Fund (“Dragon”), and Elephant Oil Corp., a corporation incorporated under the laws of the State of Nevada (the “Company”).

WHEREAS, on or about May 26, 2022, the Company issued to Dragon a convertible promissory note, as amended by Amendment No. 1 (“Amendment No. 1”) on March 1, 2023, Amendment No. 2 (“Amendment No. 2”) on March 23, 2023, and Amendment No. 3 (“Amendment No. 3”) on April 19, 2023 (as so amended as of May 8, 2023, the “Note”), having an aggregate principal amount of $312,500.

WHEREAS, the Note contemplated the Conversion Price (as defined in the Note) as being 65% (representing a discount rate of 35%) of the price of the Common Stock in the initial public offering of the Common Stock (“IPO”).

WHEREAS, Amendment No. 3 contemplated registration rights for the Common Stock to be issued pursuant to the Conversion of the Note as well as for the issuance of the “Securities” (as defined in Amendment No. 1) to occur 50% on the Company’s Form S-1 to be filed in connection with the Company’s IPO, and 50% on a resale registration statement on Form S-1 to be filed within six months of the date of the closing of the IPO.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Dragon hereby agree as follows:

1.	Definitions. Capitalized terms used and not defined in this Amendment No. 4 shall have the respective meanings given them in the Note.

2.	Amendment to the Note.

a.	Section 5 of the Note is deleted and replaced in its entirety with the following:

5. Registration Rights. The Company shall, on a resale registration statement on Form S-1 to be filed within six months of the date of the closing of the Company’s IPO, register 100% of the shares to be issued upon the Conversion (as defined in the Note) and 100% of the Securities, to the extent required to permit the disposition of the Securities so to be registered.

3.	Subject to modifications and amendment provided herein, the Note shall remain in full force and effect. Except as expressly set forth herein, this Amendment No. 4 shall not be deemed to be a waiver, amendment or modification of any provisions of the Note or of any right, power or remedy of Dragon, or constitute a waiver of any provision of the Note (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. Except as set forth herein, Dragon reserves all rights, remedies, powers, or privileges available under the Note, at law or otherwise. This Amendment No. 4 shall not constitute a novation or satisfaction and accord of the Note or any other document, instrument and/or agreement executed or delivered in connection therewith.

4.	Dragon states that he has read the foregoing Amendment No. 4 and understands and agrees to it.

5.	This Amendment No. 4 may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 4 to be executed on the date first written above.

ELEPHANT OIL CORP.

By:	/s/ Matt Lofgran
Name:	Matt Lofgran
Title:	Chief Executive Officer

DRAGON DYNAMIC CATALYTIC BRIDGE SAC FUND

By:	/s/ Gary Carr
Name:	Gary Carr
Title:	Director